                        INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement No. 333-05037 of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated February 6, 1998 accompanying the financial statements of Sun Life (N.Y.) Variable Account C and our report dated February 5, 1998 accompanying the financial statements of Sun Life Insurance and Annuity Company of New York appearing in the Prospectus, which is a part of such Registration Statement, and to the incorporation by reference of our reports dated February 5, 1998 appearing in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 1997.


     We also consent to the reference to us under the headings "Condensed Financial Information - Accumulation Unit Values" and "Accountants" in such Prospectus.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 24, 1998